Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

Reference is made to that certain Third Amended and Restated Loan Agreement executed by Tronco Energy Corporation, a Delaware corporation (“Borrower”) and Superior Drilling Products, Inc., a Utah corporation or its assigns (“Lender”) dated July 6, 2020 (the “Existing Loan Agreement”). All defined terms contained herein shall have the same meaning as contained in the Existing Loan Agreement. This First Amendment to Third Amended and Restated Loan Agreement is made as of this 31st day of December, 2022 (the “First Amendment”) and makes the following revision to the Existing Loan Agreement:

1.	The defined term “Maturity Date” contained in Section 1.4 of the Existing Loan Agreement shall be deleted in its entirety and Section 1.4 shall be rewritten to read as follows: “Section 1.4 Term. The Note and any and all obligations of Borrower under this Agreement shall mature on January 31, 2023.”

2.	All other terms and conditions contained in the Existing Loan Agreement shall remain in full force and effect except as specifically amended hereby.

EXECUTED AS OF THIS 31st DAY OF DECEMBER, 2022.

BORROWER:

TRONCO ENERGY CORPORATION

By:	/s/ G. Troy Meier
G. Troy Meier, President

LENDER:

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Chris Cashion
Chris Cashion
Chief Financial Officer